EXHIBIT 16.1

September 10, 2013

Andrew Ritchie, CEO
DoMark International, Inc.

254 S. Ronald Reagan Blvd., Suite 134
Longwood, Florida 32750

and

34 King Street
East Toronto
Ontario
M5C 2L9
Canada

Dear Mr. Ritchie:

This is to confirm that the client-auditor relationship between DoMark International, Inc. (Commission  File Number 333-136247)  and HJ & Associates, LLC, independent public accountants, has ceased.

Sincerely

HJ & Associates, LLC

cc:	Office of the Chief Accountant SECPS Letter File Securities and Exchange Commission Mail Stop 11-3 450 Fifth Street, N.W. Washington, D.C. 20549